UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D. C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of Report (Date of earliest event reported):
October 22, 2024

Albertsons Companies, Inc.
(Exact Name of Registrant as Specified in Charter)

Delaware	001-39350	47-4376911
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

250 Parkcenter Blvd.
Boise, Idaho 83706
(Address of principal executive office and zip code)
(208) 395-6200
(Registrant’s telephone number, including area code)
Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Class A common stock, $0.01 par value	ACI	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company	☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.	☐

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On October 22, 2024, Mr. Chan Galbato resigned from the Board of Directors (the "Board") of Albertsons Companies, Inc. (the "Company") including the Finance Committee of the Board. His resignation was not the result of any disagreement between Mr. Galbato and the Company, its management, the Board, or any committee thereof, or with respect to any matter relating to the Company's operations, policies, or practices. Mr. Galbato served on the Board from 2021 and was designated to the Board by certain affiliates of Cerberus Capital Management, L.P. ("CCM" and, along with its affiliates, "Cerberus") pursuant to the director designation right set forth in Section 2.01 of that certain Stockholders' Agreement, dated as of June 25, 2020, by and among the Company and Cerberus (the "Stockholders' Agreement").

Following Mr. Galbato's resignation, and effective October 24, 2024, the Board elected Mr. Jim Donald as the sole independent Chair of the Board.

Effective October 24, 2024, Stephen Feinberg was appointed as a member of the Board for the term expiring at the Company's 2025 annual meeting of stockholders or until his successor is duly elected and qualified. Mr. Feinberg has not been appointed to any committee of the Board. Mr. Feinberg was designated to the Board by Cerberus upon Mr. Galbato's resignation pursuant to the Stockholders' Agreement. Cerberus holds 151,818,680 shares of Class A common stock of the Company and provides certain services to the Company which are disclosed under "Certain Relationships and Related Party Transactions" in the Company's proxy statement for the 2024 annual meeting of stockholders (the "Proxy Statement"), filed with the Securities and Exchange Commission ("SEC") on June 21, 2024, and incorporated by reference herein. Mr. Feinberg may be deemed to have an indirect interest in the related party transactions and except for the information so disclosed in the Proxy Statement, Mr. Feinberg is not a party to any transaction with the Company that would require disclosure under Item 404(a) of Regulation S-K.

Mr. Feinberg is the Co-Chief Executive Officer of CCM, which is an investment adviser registered with the SEC pursuant to the Investment Advisers Act of 1940. Cerberus has approximately $66 billion of assets under management for investment funds, managed accounts, and other investment entities in a wide variety of asset classes, including private credit, private equity, real estate, and various other types of investments. Mr. Feinberg has led Cerberus since co-founding it in 1992. Mr. Feinberg is a graduate of Princeton University.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Albertsons Companies, Inc.
(Registrant)

October 28, 2024	By:	/s/ Bipasha Mukherjee
	Name:	Bipasha Mukherjee
	Title:	Vice President - Corporate & Securities, Corporate Secretary